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                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION



     AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") dated as of August 19, 1998, between CORNERSTONE BANK, a Connecticut stock bank (the "Bank"), and CORNERSTONE BANCORP, INC., a Connecticut corporation ("Bancorp") organized at the direction of the Bank pursuant to Section 36a-181 of the Connecticut General Statutes.


                                    RECITALS


     WHEREAS, the Bank has an authorized capitalization consisting of (a) 2,000,000 shares of common stock, par value $.01 per share (the "Bank Common Stock"), of which 1,015,994 shares are issued and outstanding and (b) 35,000 shares of preferred stock, $100 par value per share, none of which are issued and outstanding (the "Bank Preferred Stock" and, collectively with the Bank Common Stock, the "Bank Stock"); and

     WHEREAS, Bancorp has an authorized capitalization consisting of 2,000,000 shares of Common Stock, par value $.01 per share (the "Bancorp Common Stock"); and

     WHEREAS, the respective Boards of Directors of the Bank and Bancorp deem it advisable to effect a reorganization pursuant to the Connecticut Bank Holding Company and Bank Acquisition Act (the "Connecticut BHC Act"), Conn. Gen. Stat.
(S)36a-181 et seq. and the share exchange provisions of the Connecticut Business
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Corporation Act, Conn. Gen. Stat. (S)33-816, et seq. (together with the
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Connecticut BHC Act, the "Applicable Laws") whereby at the Effective Time (as hereinafter defined), Bancorp will acquire all the issued and outstanding shares of Bank Common Stock (other than shares held by the Dissenting Shareholders, as defined in Section 1.05) and the holders of shares of Bank Common Stock (other than the Dissenting Shareholders) will receive one share of Bancorp Common Stock in exchange for each share of Bank Common Stock held as of the Effective Time (the "Reorganization"); and

     WHEREAS, the Board of Directors of the Bank has determined that the Reorganization is desirable and in the best interests of its Shareholders and directed that the Plan be submitted to the vote of the shareholders of the Bank;

     WHEREAS, this Plan has been approved by the Boards of Directors of the Bank and Bancorp, each of which has duly authorized the officers whose respective signatures appear below to execute and deliver the Plan;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto hereby agree that the terms and conditions of the Reorganization, the mode of carrying it into effect, and the manner of exchanging shares shall be as follows:


                                   ARTICLE I


                               THE REORGANIZATION


     1.01. The time at which the Reorganization shall become effective (the "Effective Time") shall be the later of (a) the close of business on the date on which this Plan, having been approved by the Banking Commissioner of the State of Connecticut (the "Commissioner"), shall be filed in the office of the Secretary of the State of the State of Connecticut or (b) the close of business on the date on which the last of the conditions specified in Article IV hereof shall have been satisfied or otherwise fulfilled or compliance therewith shall have been waived.
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     1.02.  Except as otherwise provided in Section 1.05, at the Effective Time each share of the issued and outstanding Bank Common Stock or fraction thereof will be acquired automatically by Bancorp, and each share of Bank Common Stock shall, automatically and without further action on the part of the holders thereof, be exchanged for one share of Bancorp Common Stock, which shall thereupon be issued, fully paid and non-assessable, and each holder of Bank Common Stock (other than the Dissenting Shareholders (as defined in Section 1.05)) shall become a shareholder of Bancorp, all in a single transaction in accordance with the Applicable Laws and the terms and conditions of this Plan. Except as aforesaid, each share of Bank Common Stock outstanding at the Effective Time shall continue to be issued and outstanding, and the ownership thereof shall automatically and without further action be transferred to and vested in Bancorp and Bancorp shall be entitled to receive a new certificate or certificates evidencing the ownership thereof.

     1.03. Except as otherwise provided in Section 1.05, each certificate theretofore representing shares of Bank Common Stock shall, at the Effective Time, become and be deemed for all purposes to evidence ownership of the same number of shares of Bancorp Common Stock, without any physical exchange thereof. Former shareholders of the Bank may, but shall not be required to, surrender their certificates formerly evidencing shares of Bank Common Stock to American Stock Transfer & Trust Company, the transfer agent for Bancorp Common Stock (the "Transfer Agent"), and upon such surrender, or upon surrender for any other transfer or exchange, such shareholder or the transferee, as the case may be, shall be entitled to receive a certificate or certificates evidencing the same number of shares of Bancorp Common Stock. The stock transfer books for Bank Common Stock shall be closed at the Effective Time and no transfer of outstanding shares of Bank Common Stock shall thereafter be made on such books.

     1.04. If any certificate for shares of Bancorp Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Transfer Agent any transfer or other taxes payable by reason of the issuance of such new certificate in any name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.

     1.05. Shareholders of the Bank whose shares of Bank Common Stock would otherwise be automatically exchanged for shares of Bancorp Common Stock by operation of the Applicable Laws and this Plan and who validly comply with all the requirements of Section 36a-181(c) of the Connecticut BHC Act (the "Dissenting Shareholders") may demand in writing from the Bank payment for their Bank Common Stock and shall receive payment therefor from the Bank in accordance with the provisions of Section 36a-181(c) of the Connecticut BHC Act.

     1.06. At the Effective Time, the shares of Bancorp Common Stock that are outstanding immediately prior to the Effective Time shall be cancelled.


                                   ARTICLE II


                                   COVENANTS


     2.01. The Board of Directors of each of the Bank and Bancorp have duly approved and adopted this Plan. Subject to the provisions of Section 6.02, the Bank shall, at a Special Meeting of Shareholders (the "Special Meeting"), cause its shareholders to vote on this Plan and the transactions contemplated thereby and shall use all reasonable efforts to obtain the approval by its shareholders of this Plan and the transactions contemplated thereby.

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     2.02.  Subject to the provisions of Section 6.02, prior to and after the
Effective Time, the Bank and Bancorp, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Reorganization.

     2.03. Bancorp shall, with the cooperation of the Bank, take all action necessary to (a) qualify for an exemption from the filing requirements of the Securities and Exchange Commission (the "SEC") pursuant to Section 3(a)(12) of the Securities Act of 1933, as amended, (the "Securities Act") or, in the absence of such exemption, to file, or cause to be filed, a registration statement under such Act on such form as it shall deem appropriate with respect to the offer and sale of the Bancorp Common Stock to be issued in connection with the Reorganization, (b) register the shares of Bancorp Common Stock issuable in connection with the Reorganization under the Securities Exchange Act of 1934, as amended, (c) comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the Reorganization, (d) obtain approval for listing on the American Stock Exchange, upon official notice of issuance, of the shares of Bancorp Common Stock issuable in connection with the Reorganization, (e) file an application to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") with respect to the approval of the Reorganization pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and obtain such approval, and (f) file such application as may be necessary with the Banking Commissioner with respect to the approval of the Reorganization under the Connecticut BHC Act, and obtain such approval.

     2.04. The Bank shall, with the cooperation of Bancorp, take all action necessary to file with the Federal Deposit Insurance Corporation (the "FDIC') a proxy statement/prospectus (the "Proxy Statement") relating to the Special Meeting and the issuance of the Bancorp Common Stock pursuant to this Plan.

     2.05. From the date hereof to the Effective Time, (a) the Bank shall not issue or reserve for issuance any shares of Bank Preferred Stock and (b) other than the 100 shares of Bancorp Common Stock issued or to be issued to the Bank, Bancorp shall not issue or reserve for issuance any shares of Bancorp Common Stock.


                                  ARTICLE III


        BANK EMPLOYEE BENEFIT PLANS AND SHAREHOLDER STOCK PURCHASE PLAN


     3.01. At the Effective Time, Bancorp shall automatically and without further action on its part adopt, and assume the rights and obligations of the Bank under, the Cornerstone Bank 1996 Incentive and Non-Qualified Stock Option Plan, the Cornerstone Bank 1986 Incentive and Non-Qualified Stock Option Plan, the Directors Compensation Plan, and the Cornerstone Bank Dividend Reinvestment and Stock Purchase Plan (collectively, the "Bank Stock Plans"), as the Bank Stock Plans are then in effect (subject to certain conforming amendments necessitated by the change in sponsorship of such plans). The Bank Stock Plans shall, pursuant to their terms, thereafter apply only to shares of Bancorp Common Stock in the same manner as they theretofore applied to shares of Bank Common Stock. Bancorp shall reserve for issuance a sufficient number of shares of Bancorp Common Stock in order to fulfill its obligations pursuant to this
Section 3.01 and shall take such action as it deems necessary or advisable to permit the issuance of such shares under applicable state and federal securities laws and rules and regulations thereunder. Approval of this Plan by the shareholders of the Bank shall be deemed to be approval of the Bank Stock Plans by the shareholders of Bancorp.

     3.02. At the Effective Time, all rights and options then outstanding under the Bank Stock Plans, which immediately prior thereto had given the holder thereof the right to purchase shares of Bank Common Stock, shall, automatically and without further action on the part of the holder thereof, be converted into rights and options giving the holder thereof the right to purchase the same number of shares of Bancorp Common Stock at the same exercise price per share, and containing such other terms and conditions, as pertained under the rights and options outstanding under the Bank Stock Plans immediately prior to the Effective Time.

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                                   ARTICLE IV


                                   CONDITIONS


     4.01. The consummation of the Reorganization is subject to the satisfaction at or prior to the Effective Time of the following conditions:


           (a) This Plan and the transactions contemplated hereby shall have received the approval by affirmative vote of the holders of at least two-thirds of the outstanding shares of Bank Common Stock entitled to vote at the Special Meeting or any adjournment thereof;

           (b) All regulatory approvals and authorizations, including without limitation, the approvals of (i) all state securities law agencies which have jurisdiction over the offer and sale of Bancorp Common Stock pursuant to the Reorganization, (ii) the Federal Reserve Board under the BHC Act (iii) the Commissioner under the Connecticut BHC Act, and (iv) all other consents, approvals and permissions necessary to permit consummation of the Reorganization, shall have been received and shall be in full force and effect and all waiting periods required in connection with any such approvals shall have expired;

           (c) The issuance by the Bancorp of its securities shall qualify for an exemption from the filing requirements of the SEC pursuant to Section 3(a)(12) of the Securities Act, or, in the absence of such exemption, a registration statement shall have been declared effective under the Securities Act and at the Effective Time no stop order shall have been issued and no proceedings therefor shall have been initiated or threatened by the SEC;

           (d) The Proxy Statement shall have been filed in accordance with the rules and regulations of the FDIC and shall have been mailed to the shareholders of the Bank in accordance with such rules and regulations;

           (e) The Bank and the Bancorp shall have received an opinion of their tax advisor with respect to the tax consequences of the Plan and the transactions contemplated hereby;

           (f) The Bank shall have determined that the number of shares of Bank Common Stock owned by Dissenting Shareholders shall not make consummation of the Reorganization inadvisable;

           (g) The Bancorp Common Stock shall have been accepted as a substitute listing by the American Stock Exchange; and

           (h) The Plan shall have been filed with the Secretary of the State of the State of Connecticut after approval thereof by the Commissioner.


                                   ARTICLE V


                        BOARD OF DIRECTORS AND OFFICERS


     5.01. On and after the Effective Time and until changed in the manner prescribed by law, the Board of Directors of Bancorp shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as is reasonably possible. Other than the initial directors in Class I and Class II who will serve for one-year terms and two-year terms, respectively, each director shall be elected for a three-year term, with one class of directors being elected at each annual meeting of shareholders. In the event of any increase or decrease in the authorized number of directors, directorships will be apportioned among the classes by the Registrant's Board of Directors to ensure that no one class has more than one director more than any other class, to the extent possible. The Bancorp Board of Directors shall consist of: Class I directors (whose terms expire in 1999) Joseph S. Field, Jr., J. James Gordon,

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Courtney A. Nelthropp and Richard M. Sontag; Class II directors (whose terms expire in 2000) Stanley A. Levine, Ronald C. Miller, Martin Prince, Patrick Tisano and Dr. Joseph D. Waxberg, M.D.; and Class III directors (whose terms expire in 2001) James P. Jakubek, Joseph A. Maida, Melvin L. Maisel and Norman
H. Reader, each of the whom is a current director in identical classes of the Bank. Norman H. Reader shall be the President and Chief Executive Officer of Bancorp, James P. Jakubek shall be Executive Vice President and Chief Operating Officer, Paul H. Reader shall be Senior Vice President and Leigh A. Hardisty shall be Vice President, Chief Financial Officer and Secretary.


                                   ARTICLE VL


                           AMENDMENT AND TERMINATION


     6.01. At any time prior to the Effective Time, the Bank and Bancorp may, by written agreement, amend, modify or supplement this Plan; provided, however, that no such amendment, modification or supplement which, in the sole judgment of the Bank's Board of Directors, would have a materially adverse effect upon the rights of the Bank's shareholders, may be effected without the approval of such shareholders.

     6.02. The Plan may be abandoned by either the Bank or Bancorp at any time before the Effective Time in the event that:

               (a) The number of shares of Bank Common Stock owned by Dissenting Shareholders, as defined in Subsection 1.05, shall make consummation of the Reorganization inadvisable in the opinions of the Bank or Bancorp;

               (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan which shall make consummation of the Reorganization inadvisable in the opinion of the Bank or Bancorp; or

               (c) For any other reason consummation of the Reorganization is inadvisable in the opinion of the Bank or Bancorp.

     Such abandonment shall be effected by written notice by the Bank or Bancorp to the other of them, and shall be authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, the Plan shall be terminated and there shall be no liability hereunder or on account of such on the part of the Bank or Bancorp or the Directors, officers, employees, agents or shareholders of either of them. In the event of abandonment of the Plan, the Bank shall pay the fees and expenses incurred by itself and Bancorp in connection with the Plan and the proposed Reorganization. If either party hereto gives written notice of termination to the other party pursuant to this section, the party giving such written notice shall simultaneously furnish a copy thereof to the Banking Commissioner.


                                  ARTICLE VII


                                 MISCELLANEOUS


     7.01. This Plan (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (b) is not intended to confer upon any person not a party hereto any rights or remedies hereunder; (c) shall not be assigned, by operation of law or otherwise, by any party without the express consent of the other party; (d) shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; (e) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Connecticut without giving effect to any choice of law doctrines that would make applicable the law of any other state; and (f) may be executed in two or more counterparts, each of which, when so executed, shall be deemed to be an original, and all of which together shall constitute a single agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed and attested to by their respective officers thereunto duly authorized as of the date first above written.


                                   CORNERSTONE BANK


                                   By ____________________________
                                         Its

Attest:

_____________________________
Its Secretary


                                   CORNERSTONE BANCORP, INC.



                                   By_____________________________
                                         Its

Attest:

_____________________________
Its Secretary

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